SCHEDULE I
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                 ALPHAONE FUNDS

------------------------------------------------------------------------------------------------------------------------------------
FUND                              INVESTOR CLASS SHARES     I CLASS SHARES     R CLASS SHARES
------------------------------------------------------------------------------------------------------------------------------------
AlphaOne Small Cap Growth Fund               X                    X                   X
------------------------------------------------------------------------------------------------------------------------------------
AlphaOne Micro Cap Equity Fund               X                    X                   X
------------------------------------------------------------------------------------------------------------------------------------
AlphaOne U.S. Equity Long Short Fund         X                    X                   X
------------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT I.1

                         ALPHAONE SMALL CAP GROWTH FUND
                           ALPHAONE MICRO CAP EQUITY
                      ALPHAONE U.S. EQUITY LONG SHORT FUND

                        CERTIFICATE OF CLASS DESIGNATION

                             INVESTOR CLASS SHARES

1.   CLASS-SPECIFIC  DISTRIBUTION  ARRANGEMENTS,  OTHER  EXPENSES

     Investor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make payments to the Distributor for expenses incurred in connection with its distribution activities under the Distribution Plan approved by the Board of Trustees, not to exceed an annual rate of 0.25% of each Fund's average daily net assets attributable to the Investor Class Shares of each Fund. Such activities include those associated with the promotion and sale of a Fund's Investor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY  OF  PURCHASERS

     Investor Class Shares are principally designed for purchase by individual and retail investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.   EXCHANGE  PRIVILEGES

     Investor Class Shares of each AlphaOne Fund may be exchanged for Investor Class Shares of each other AlphaOne Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING  RIGHTS

     Each Investor Class Share shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements;
     (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION  RIGHTS

     Investor  Class  Shares  do  not  have  a  conversion  feature.

                                                                     EXHIBIT I.2

                         ALPHAONE SMALL CAP GROWTH FUND
                           ALPHAONE MICRO CAP EQUITY
                      ALPHAONE U.S. EQUITY LONG SHORT FUND

                        CERTIFICATE OF CLASS DESIGNATION

                                 I CLASS SHARES


1.   CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     I Class Shares are sold without a load or sales charge, and do not impose a shareholder service fee or asset-based sales charge.

2.   ELIGIBILITY OF PURCHASERS

     I Class Shares are principally designed for purchase by institutional investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     I Class Shares of each AlphaOne Fund may be exchanged for I Class Shares of each other AlphaOne Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each I Class Share shareholder will have one vote for each full I Class Share held and a fractional vote for each fractional I Class Share held. I Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the I Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     I Class Shares do not have a conversion feature.

                                                                     EXHIBIT I.3

                         ALPHAONE SMALL CAP GROWTH FUND
                           ALPHAONE MICRO CAP EQUITY
                      ALPHAONE U.S. EQUITY LONG SHORT FUND

                        CERTIFICATE OF CLASS DESIGNATION

                                 R CLASS SHARES

1.   CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     R Class Shares are sold without a load or sales charge, but are subject to a shareholder service plan under which each Fund may pay an annual fee up to 0.25% of its average daily net assets attributable to R Class Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to R Class Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

     Additionally, R Class Shares are also subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make payments to the Distributor for expenses incurred in connection with its distribution activities under the Distribution Plan approved by the Board of Trustees, not to exceed an annual rate of 0.25% of each Fund's average daily net assets attributable to the R Class Shares of each Fund. Such activities include those associated with the promotion and sale of a Fund's R Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     R Class Shares are principally designed for purchase by individual and retail investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     R Class Shares of each AlphaOne Fund may be exchanged for R Class Shares of each other AlphaOne Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each R Class Share shareholder will have one vote for each full R Class Share held and a fractional vote for each fractional R Class Share held. R Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the R Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     R Class Shares do not have a conversion feature.